Exhibit 99.1
TaskUs Announces Fiscal Second Quarter 2023 Results
NEW BRAUNFELS, Texas, August 9, 2023 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the second quarter ended June 30, 2023.
•Second quarter total revenues of $229.2 million.
•GAAP net income of $10.1 million, GAAP net income margin of 4.4%.
•Non-GAAP Adjusted Net Income of $31.8 million, non-GAAP Adjusted Net Income margin of 13.9%.
•GAAP diluted earnings per share of $0.10, non-GAAP Adjusted EPS of $0.32.
•Adjusted EBITDA of $54.7 million, Adjusted EBITDA margin of 23.8%.
•Net cash provided by operating activities of $38.5 million, Free Cash Flow of $28.7 million and 52.6% conversion of Adjusted EBITDA.
“While the industry saw challenging market dynamics and a slowdown in client volumes in the second quarter, we continued to make progress on our three-tier growth strategy. We signed several clients in the HealthTech space, began implementing our Generative AI application, TaskGPT, for clients, and expanded with several large, global brands in our nearshore geographies,” said Co-Founder and CEO, Bryce Maddock. “Despite this progress, the continued volatility in the macro environment has impacted client volumes and we have updated our full year outlook to reflect this. We remain confident in our strategy and are investing to drive a return to growth,” concluded Maddock.
Second Quarter 2023 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change
Service revenue	$229,169	$246,459	(7.0)%	$464,475	$486,139	(4.5)%
GAAP net income	$10,132	$7,729	31.1%	$19,641	$19,315	1.7%
GAAP net income margin	4.4%	3.1%		4.2%	4.0%
Non-GAAP Adjusted Net Income	$31,822	$38,742	(17.9)%	$64,333	$73,707	(12.7)%
Non-GAAP Adjusted Net Income margin	13.9%	15.7%		13.9%	15.2%
GAAP diluted earnings per share	$0.10	$0.07	42.9%	$0.20	$0.19	5.3%
Non-GAAP Adjusted EPS	$0.32	$0.38	(15.8)%	$0.65	$0.71	(8.5)%
Adjusted EBITDA	$54,653	$55,674	(1.8)%	$109,881	$109,805	0.1%
Adjusted EBITDA margin	23.8%	22.6%		23.7%	22.6%
Net cash provided by operating activities	$38,530	$36,076	6.8%	$82,213	$72,966	12.7%
Free Cash Flow	$28,729	$24,489	17.3%	$67,168	$43,609	54.0%
Conversion of Adjusted EBITDA	52.6%	44.0%		61.1%	39.7%
•Repurchased 3.2 million shares in the second quarter ended June 30, 2023.
•Ended the quarter with 47,000 teammates.
•Net Debt to Adjusted EBITDA leverage ratio was 0.5 times.
•Launched TaskGPT with inaugural client, MoneyLion, leveraging Generative AI in Customer Service Operations.
“We achieved strong free cash flow conversion in the quarter and continue to expect to generate over $100 million of Free Cash Flow for the year, excluding the payout associated with our heloo acquisition,” said Balaji Sekar, Chief Financial Officer. “We returned $38 million of capital to shareholders via share repurchases in the second quarter, while continuing to invest in our strategic initiatives. As part of our capital allocation strategy, we intend to continue to repurchase shares at attractive valuations.”

Third Quarter and Full Year 2023 Outlook
For the third quarter and full year 2023, TaskUs expects its financial results to include1, 2:

2023 Outlook
	Third Quarter	Full Year
Revenue (in millions)	$220 to $222	$900 to $910
Revenue change (YoY) at midpoint	(4.8)%	(5.8)%
Adjusted EBITDA Margin	~22.4%	~23.0%
Free Cash Flow (excluding heloo earn-out payment) (in millions)	N/A	$100+
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
2.Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Net cash provided by operating activities for the full year 2023 (excluding the impact from the heloo earn-out) is expected to be approximately $135 million and purchase of property and equipment is expected to be approximately $35 million. The earn-out associated with the heloo acquisition is expected to be approximately €17 million.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s second quarter 2023 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET and can be accessed by dialing 877-407-2988 from the United States or Canada or +1 201-389-0923 from other international locations. To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available for 90 days on the same website following the call. At the time of the conference call and webcast, the Company will post a slide presentation and other materials on its website.
About TaskUs
TaskUs is a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fastest-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, Technology, FinTech and HealthTech. As of June 30, 2023, TaskUs had a worldwide headcount of approximately 47,000 people across 27 locations in 13 countries, including the United States, the Philippines and India.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements including the statements in the “Third Quarter and Full Year 2023 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire and retain new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; our inability to anticipate clients’ needs by adapting to market and technology trends; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; unfavorable or uncertain economic and political conditions; our dependence on senior management and key employees; the COVID-19 pandemic, including the resulting global economic uncertainty and measures taken in response to the pandemic; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations, reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; and the dual class structure of our common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. TaskUs undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.
Non-GAAP Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (GAAP), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Conversion of Adjusted EBITDA. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing TaskUs’ business and evaluating its performance. Management also believes these measures help investors compare TaskUs’ operating performance with its results in prior periods. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.
Investor Contact
Alan Katz
IR@taskus.com
Media Contact
Lisa Wolford
mediainquiries@taskus.com

TaskUs, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Service revenue	$229,169	$246,459	$464,475	$486,139
Operating expenses:
Cost of services	133,554	143,538	271,316	284,820
Selling, general, and administrative expense	58,175	68,919	122,469	133,166
Depreciation	10,079	9,657	19,740	18,558
Amortization of intangible assets	5,125	4,967	10,249	9,678
Loss (gain) on disposal of assets	67	5	132	(10)
Total operating expenses	207,000	227,086	423,906	446,212
Operating income	22,169	19,373	40,569	39,927
Other expense (income)	(684)	7,377	(2,861)	8,430
Financing expenses	5,330	2,204	10,429	3,806
Income before income taxes	17,523	9,792	33,001	27,691
Provision for income taxes	7,391	2,063	13,360	8,376
Net income	$10,132	$7,729	$19,641	$19,315
Net income per common share:
Basic	$0.10	$0.08	$0.20	$0.20
Diluted	$0.10	$0.07	$0.20	$0.19
Weighted-average number of common shares outstanding:
Basic	96,524,111	97,783,809	97,042,881	97,632,611
Diluted	98,200,005	103,177,186	99,576,289	103,649,606

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$153,640	$133,992
Accounts receivable, net of allowance for doubtful accounts of $2,263 and $3,422, respectively	175,588	178,678
Income tax receivable	4,571	2,879
Prepaid expenses and other current assets	32,022	25,876
Total current assets	365,821	341,425
Noncurrent assets:
Property and equipment, net	76,980	75,053
Operating lease right-of-use assets	39,104	41,510
Deferred tax assets	6,326	6,165
Intangibles	202,932	212,993
Goodwill	217,801	217,382
Other noncurrent assets	8,757	7,487
Total noncurrent assets	551,900	560,590
Total assets	$917,721	$902,015
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$40,768	$37,062
Accrued payroll and employee-related liabilities	58,917	48,663
Current portion of debt	5,359	3,334
Current portion of operating lease liabilities	12,555	11,614
Current portion of income tax payable	8,454	5,730
Deferred revenue	3,265	3,481
Total current liabilities	129,318	109,884
Noncurrent liabilities:
Income tax payable	1,597	2,293
Long-term debt	261,039	264,225
Operating lease liabilities	29,418	32,380
Accrued payroll and employee-related liabilities	2,813	2,818
Deferred tax liabilities	34,542	34,514
Other noncurrent liabilities	195	288
Total noncurrent liabilities	329,604	336,518
Total liabilities	458,922	446,402
Total shareholders’ equity	458,799	455,613
Total liabilities and shareholders’ equity	$917,721	$902,015

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$19,641	$19,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,740	18,558
Amortization of intangibles	10,249	9,678
Amortization of debt financing fees	298	278
Loss (gain) on disposal of assets	132	(10)
Provision for losses on accounts receivable	—	929
Unrealized foreign exchange losses (gains) on forward contracts	(1,675)	7,452
Deferred taxes	(90)	(47)
Stock-based compensation expense	28,504	38,538
Changes in operating assets and liabilities:
Accounts receivable	3,081	(16,218)
Prepaid expenses and other current assets	(5,529)	(6,346)
Operating lease right-of-use assets	7,397	6,534
Other noncurrent assets	(368)	(128)
Accounts payable and accrued liabilities	(1,142)	537
Accrued payroll and employee-related liabilities	9,052	6,662
Operating lease liabilities	(7,056)	(6,109)
Income tax payable	300	(6,241)
Deferred revenue	(217)	(416)
Other noncurrent liabilities	(104)	—
Net cash provided by operating activities	82,213	72,966
Cash flows from investing activities:
Purchase of property and equipment	(15,045)	(29,357)
Acquisition, net of cash acquired	—	(23,235)
Investment in loan receivable	(1,000)	—
Net cash used in investing activities	(16,045)	(52,592)
Cash flows from financing activities:
Proceeds from borrowings, Revolving credit facility	—	32,500
Payments on long-term debt	(1,350)	(5,250)
Proceeds from employee stock plans	399	920
Payments for taxes related to net share settlement	(550)	(2,777)
Payments for stock repurchases	(44,334)	—
Net cash provided by (used in) financing activities	(45,835)	25,393
Increase in cash and cash equivalents	20,333	45,767
Effect of exchange rate changes on cash and cash equivalents	(685)	(4,617)
Cash and cash equivalents at beginning of period	133,992	63,584
Cash and cash equivalents at end of period	$153,640	$104,734

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income	$10,132	$7,729	$19,641	$19,315
Provision for income taxes	7,391	2,063	13,360	8,376
Financing expenses	5,330	2,204	10,429	3,806
Depreciation	10,079	9,657	19,740	18,558
Amortization of intangible assets	5,125	4,967	10,249	9,678
EBITDA	$38,057	$26,620	$73,419	$59,733
Transaction costs(1)	—	357	245	549
Earn-out consideration(2)	1,268	1,328	7,916	1,328
Foreign currency losses (gains)(3)	(196)	7,501	(2,178)	8,654
Loss (gain) on disposal of assets	67	5	132	(10)
Severance costs(4)	350	821	1,568	821
Stock-based compensation expense(5)	15,107	19,042	28,779	38,730
Adjusted EBITDA	$54,653	$55,674	$109,881	$109,805
Net Income Margin(6)	4.4%	3.1%	4.2%	4.0%
Adjusted EBITDA Margin(6)	23.8%	22.6%	23.7%	22.6%

(1)	Represents professional service fees related to the acquisition of heloo in 2022 and other non-recurring transactions.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses (gains) include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(6)	Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income	$10,132	$7,729	$19,641	$19,315
Amortization of intangible assets	5,125	4,967	10,249	9,678
Transaction costs(1)	—	357	245	549
Earn-out consideration(2)	1,268	1,328	7,916	1,328
Foreign currency losses (gains)(3)	(196)	7,501	(2,178)	8,654
Loss (gain) on disposal of assets	67	5	132	(10)
Severance costs(4)	350	821	1,568	821
Stock-based compensation expense(5)	15,107	19,042	28,779	38,730
Tax impacts of adjustments(6)	(31)	(3,008)	(2,019)	(5,358)
Adjusted Net Income	$31,822	$38,742	$64,333	$73,707
Net Income Margin(7)	4.4%	3.1%	4.2%	4.0%
Adjusted Net Income Margin(7)	13.9%	15.7%	13.9%	15.2%

(1)	Represents professional service fees related to the acquisition of heloo in 2022 and other non-recurring transactions.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses (gains) include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(6)	Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense and earn-out consideration.
(7)	Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
GAAP diluted EPS	$0.10	$0.07	$0.20	$0.19
Per share adjustments to net income(1)	0.22	0.31	0.45	0.52
Adjusted EPS	$0.32	$0.38	$0.65	$0.71

Weighted-average common shares outstanding – diluted	98,200,005	103,177,186	99,576,289	103,649,606

(1)
Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands, except percentages)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$38,530	$36,076	$82,213	$72,966
Purchase of property and equipment	(9,801)	(11,587)	(15,045)	(29,357)
Free Cash Flow	$28,729	$24,489	$67,168	$43,609
Conversion of Adjusted EBITDA	52.6%	44.0%	61.1%	39.7%

(1)	Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA.
Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, non-recurring severance costs and stock-based compensation expense and employer payroll tax associated with equity-classified awards, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, non-recurring severance costs, stock-based compensation expense and employer payroll tax associated with equity-classified awards and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.
Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding, including the impact of any potentially dilutive common stock equivalents that are anti-dilutive to GAAP net income per share – diluted ("GAAP diluted EPS") but dilutive to Adjusted EPS. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA.